SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 3, 2004

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2004, United Therapeutics Corporation (the “Company”) issued a press release setting forth its earnings for the Company’s quarterly fiscal period ended September 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1. The Company does not intend for Exhibit 99.1 to be incorporated by reference into filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 8.01. Other Events.

As the Company previously disclosed in its Form 10-Q for the quarter ended June 30, 2004, Medicare was reimbursing distributors for Remodulin sold to certain Medicare patients at a payment level significantly less than the acquisition price paid by these distributors to the Company. On October 29, 2004, the Centers for Medicare and Medicaid Services (“CMS”) issued an instruction, effective January 1, 2004, requiring Medicare to use the payment limit previously established by CMS for the pricing of Remodulin, which is $61.75 per milligram. As a result, the Company believes this under-reimbursement situation has been resolved.

Item 9.01. Exhibits

     (c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated November 3, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: November 3, 2004	By:	/s/ Paul A. Mahon

	Name: Title:	Paul A. Mahon General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated November 3, 2004